UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 21, 2025, 5E Advanced Materials, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Konik Capital Partners, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering by the Company of 2,374,481 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price per share of $3.50 (the “Offering”). In addition, the Company, the Company’s directors and executive officers and certain stockholders of the Company also agreed not to sell or transfer any Common Stock without first obtaining the written consent of Konik Capital Partners, LLC, subject to certain exceptions, for 90 days following the closing of the Offering. On August 25, 2025, the Offering closed, and the Company completed the sale and issuance of an aggregate of 2,374,481 shares of Common Stock.

The Company received net proceeds of approximately $7.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering together with its existing cash, cash equivalents, and marketable securities, primarily for the operation of its small-scale facility, wellfield development and analysis, advanced planning for FEL-3 engineering, general corporate purposes, including, without limitation, working capital, advances to or investments in its subsidiaries and general and administrative matters.

The Offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-276162) (the “Registration Statement”), a prospectus included in the Registration Statement, the preliminary prospectus supplement, which was filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2025, and a final prospectus supplement, which was filed with the SEC on August 25, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is hereby incorporated by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 21, 2025, by and among the Company and Konik Capital Partners, LLC, as representative of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	August 25, 2025	By:	/s/ Joshua Malm
Joshua Malm Chief Financial Officer, Treasurer and Corporate Secretary